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                                Exhibit 23(h)(2)
Amended and Restated Fund Participation Agreement dated as of February 17, 1999 by and among Nationwide Life and Annuity Insurance Company, One Group
            Investment Trust, and Nationwide Advisory Services, Inc.

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                              AMENDED AND RESTATED

                          FUND PARTICIPATION AGREEMENT


This Amended and Restated Fund Participation Agreement (the "Agreement"), dated as of the 29th day of July, 1994, and amended and restated as of the 21st day of May, 1996, the 18th day of February, 1998, the 20th day of May, 1998, the 19th day of November, 1998, and the 17th day of February, 1999, is made by and among Nationwide Life and Annuity Insurance Company ("Nationwide"), One Group(R) Investment Trust (the "Trust"), and the Trust's administrator, Nationwide Advisory Services, Inc. (the "Administrator"), each of which hereby agrees that shares of the series listed in Appendix A hereto (the "Funds") shall be made available to serve as underlying investment media for variable annuity and variable life contracts to be offered by Nationwide and to certain other separate accounts funding variable annuity and variable life contracts issued by other life insurance companies, and qualified pension and retirement plans, subject to the following conditions:

1. Nationwide represents that it has established the Nationwide VA Separate Account-C (the "Variable Account"), a separate account under Ohio law, and has registered it as a unit investment trust under the Investment Company Act of 1940 ("1940 Act") to serve as an investment vehicle for the Contracts. The Contracts provide for the allocation of net amounts received by Nationwide to separate series of the Variable Account for investment in the shares of the Funds. Selection of a particular series is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract.

2. Nationwide agrees to make every reasonable effort to market its Contracts. In marketing its Contracts, Nationwide will comply with all applicable state or Federal laws.

3. The Administrator or its designee will provide closing net asset value, dividend and capital gain information at the close of trading each business day to Nationwide. "Business day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates net asset value for each Fund as set forth in the Trust's prospectus and Statement of Additional Information. Nationwide will use this data to calculate unit values, which will in turn be used to process that same business day's Variable Account unit value. The Variable Account processing will be done the same evening, and orders for purchases or redemptions will be placed the morning of the following business day. Orders will be sent directly to the Trust or its specified designee. Payment for purchases will be wired to a custodial account designated by the Trust or the Administrator and payment for redemptions will be wired to an account designated by Nationwide so as to coincide with the order for Trust shares. The Administrator or its designee will execute the orders at the net asset value as determined as of the close of trading on the prior day. Dividends and capital gains distributions shall be reinvested in additional shares at the ex-date net asset value. Notwithstanding the above, the Administrator or its designee shall not be held responsible for providing Nationwide with net asset value, dividend and capital gain information when the New York Stock

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         Exchange is closed, when an emergency exists making the valuation of net assets not reasonably practicable, or during any period when the Securities and Exchange Commission ("SEC") has by order permitted the suspension of pricing shares for the protection of shareholders.

4. All expenses incident to the performance by the Trust under this Agreement shall be the responsibility of the Trust or the Administrator, as agreed to among themselves, but in no event shall such expenses be the responsibility of Nationwide or the Variable Account. The Trust shall pay the cost of registration of Fund shares with the SEC. The Trust shall pay for and distribute to Nationwide, proxy material, periodic Trust reports to shareholders and other material the Trust may require to be sent to Contract owners. The Trust will pay the mailing expenses of Nationwide for distributing such proxy material, reports and other material to the Contract owners, who are the beneficial shareholders of the Trust. The Trust shall pay the cost of qualifying Fund shares in states where required. The Administrator shall pay for and distribute to Nationwide, Trust prospectuses. In the event that the Variable Account prospectus and the Trust prospectus are printed together in one document form, the Trust's share of the printing cost for such disclosure document will be equal to the total cost of printing the disclosure documents multiplied by the ratio of the total number of pages in the Trust's prospectus to the total number of pages in the disclosure document, with Nationwide paying the rest. The Administrator will provide Nationwide with a copy of the Statement of Additional Information suitable for duplication.

5. Nationwide and its agents shall make no representations concerning the Trust except those contained in the then-current prospectus and Statement of Additional Information of the Trust and in current printed sales literature of the Trust.

6. Administrative services to Contract owners shall be the responsibility of Nationwide and shall not be the responsibility of the Trust or the Administrator. The Trust and the Administrator recognize that Nationwide will be the sole shareholder of Trust shares issued pursuant to the Contracts.

7.1 The Trust represents that it believes, in good faith, that the Funds will at all times qualify as regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and that it will make every effort to maintain such qualification of the Funds and that it will notify Nationwide immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

7.2 Nationwide represents that it believes, in good faith, that the Contracts will at all times be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

7.3 The Trust represents that it believes, in good faith, that the Funds will at all times comply

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         with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and that it will make every effort to maintain the Fund's compliance with such diversification requirements, and that it will notify Nationwide immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that a Fund might not so qualify in the future.

7.4 Nationwide represents that it believes, in good faith, that the Variable Account is a "segregated asset account" and that interests in the Variable Account are offered exclusively through the purchase of a "variable contract" within the meaning of such terms under Section 1.8170-5(f)(2) of the regulations under the Code, and that it will make every effort to continue to meet such definitional requirements, and that it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

7.5 The Trust shall provide Nationwide within ten (10) business days after the end of each calendar quarter a letter from the appropriate officer of the Trust certifying to the continued accuracy of the representations contained in Section 7.1 and Section 7.3 above, and attaching a detailed listing of the individual securities and other assets, if any, held by the Trust as of the end of such calendar quarter.

8.       The Administrator or its designee shall provide Nationwide within five
         (5) business days after the end of each month a monthly statement of account confirming all transactions made during that month in the Variable Account.

9. The Trust agrees that to the extent the Trust decides in the future to finance distribution expenses pursuant to Rule 12b-1 of the 1940 Act, the Trust will undertake to have the board of trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

10. The Trust and Administrator agree to provide Nationwide no later than March 1 of each year with the investment advisory and other expenses of the Trust incurred during the Trust's most recently completed fiscal year as of March 1, to permit Nationwide to fulfill its prospectus disclosure obligations under the SEC's variable annuity fee table requirements.

11. This Agreement shall terminate as to the sale and issuance of new Contracts:

         (a) at the option of any party hereto upon six (6) months advance written notice to the others;

         (b) at the option of the Trust, if they determine that liquidation of the Trust is in the best interests of the Trust and its beneficial shareholders. Reasonable advance notice of election to liquidate shall be furnished by the Trust to permit the substitution of Fund shares with the shares of another investment company, pursuant to SEC regulation;

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         (c)      at the option of Nationwide if Trust shares are not available for any reason to meet the requirements of Contracts as determined by Nationwide. Reasonable advance notice of election to terminate shall be furnished by Nationwide;

         (d) at the option of any party hereto upon institution of formal proceedings against any other party hereto by the National Association of Securities Dealers ("NASD"), the SEC or any other regulatory body;

         (e) upon a decision by Nationwide, in accordance with regulations of the SEC, to substitute such Trust shares with the shares of another investment company for Contracts for which the Trust shares have been selected to serve as the underlying investment medium. Nationwide will give sixty (60) days written notice to the Trust and the Administrator of any proposed vote to substitute Trust shares;

         (f) upon assignment of this Agreement by any party unless made with the written consent of each other party;

         (g) in the event Trust shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Trust shares as an underlying investment medium of Contracts issued or to be issued by Nationwide. Prompt notice shall be given by either party to the other in the event the conditions of this provision occur.

12. Termination as the result of any cause listed in the preceding paragraph, except for paragraph 11. (b) , shall not affect the Trust's obligation to furnish Trust shares for Contracts then in force for which the shares of the Trust serve or may serve as an underlying medium, unless such further sale of Trust shares is proscribed by law or the SEC or other regulatory body.

13. Each notice required by this Agreement shall be given by wire and confirmed in writing to:

                  Nationwide Life and Annuity Insurance Company
                  One Nationwide Plaza
                  Columbus, Ohio 43215
                  Attn:  Beth Davin, General Counsel

                  One Group(R) Investment Trust
                  Three Nationwide Plaza
                  Columbus, Ohio 43215
                  Attn: James F. Laird, President and Treasurer


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                  Administrator
                  Nationwide Advisory Services, Inc.
                  Three Nationwide Plaza
                  Columbus, Ohio 43215
                  Attn: Christopher A. Cray, Treasurer

14. Advertising and sales literature with respect to the Trust prepared by Nationwide or its agents for use in marketing its Contracts will be submitted to the Trust for review before Nationwide submits such material to the SEC or NASD for review.

15. So long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, Nationwide will distribute all proxy material furnished by the Trust and will vote Trust shares in accordance with instructions received from the Contract owners of such Trust shares. Nationwide shall vote the Trust shares for which no instructions have been received in the same proportion as Trust shares for which said instructions have been received from Contract owners. Nationwide and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Trust shares held for such Contract owners.

16.      (a)      Nationwide agrees to indemnify and hold harmless the Trust, the Administrator and the Trust's investment adviser (the
                  "Adviser") and each of their directors, officers, employees, agents and each person, if any, who controls the Trust, the Administrator or the Adviser within the meaning of the Securities Act of 1933 (the "Act") against any losses, claims, damages or liabilities to which the Trust, Administrator or the Adviser or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in information furnished by Nationwide for use in the Registration Statement or prospectus of the Trust or in the Registration Statement or prospectus for the Variable Account;

                  (ii) the omission or the alleged omission to state in the Registration Statement or prospectus of the Variable Account a material fact required to be stated therein or necessary to make the statements therein not misleading;
                  (iii) conduct, statements or representations of Nationwide or its agents, with respect to the sale and distribution of Contracts for which Trust shares are an underlying investment; or

                  (iv) the failure of Nationwide to provide the services and furnish the materials under the terms of this Agreement;

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                  provided however, that Nationwide shall not be liable in any such case to the extent any such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with information furnished to Nationwide by or on behalf of the Trust, the Administrator, or the Adviser.

                  Nationwide will reimburse any legal or other expenses reasonably incurred by the Trust, the Administrator or the Adviser or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that Nationwide shall have prior approval of the use of counsel and the expenditure of fees.

                  This indemnity agreement will be in addition to any liability which Nationwide may otherwise have.

         (b) The Trust agrees to indemnify and hold harmless Nationwide and each of its directors, officers, employees, agents and each person, if any, who controls Nationwide within the meaning of the Act against any losses, claims, damages or liabilities to which Nationwide or any such director, officer, employee, agent or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of the Trust;

                  (ii) the omission or the alleged omission to state in the Registration Statement or prospectus of the Trust a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (iii) the Trust's failure to keep the Trust fully diversified and qualified as a regulated investment company as required by the applicable provisions of the Code, the 1940 Act, and the applicable regulations promulgated thereunder;

                  (iv) the Trust's or the Administrator's (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; or

                  (v) the failure of the Trust or the Administrator to provide the services and furnish the materials under the terms of this Agreement;



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                  provided however, that the Trust and the Administrator will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written information furnished to the Trust by Nationwide specifically for use therein.

                  The Trust and the Administrator will reimburse any legal or other expenses reasonably incurred by Nationwide or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Trust and the Administrator may otherwise have.

         (c) Each party shall promptly notify the other in writing of any situation which presents or appears to involve a claim which may be subject of indemnification hereunder and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it will notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party's expense, in the defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall confess any claim nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party's prior written consent. Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability with respect to the claim among parties.

         (d) It is understood and expressly agreed that the obligations and liabilities of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustee's and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustee's nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

17. The forbearance or neglect of any party to insist upon strict compliance by any other party, with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any of the rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or




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         failure of performance.

18. The obligations of One Group(R) Investment Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of Shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

19. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Massachusetts. This Agreement shall be subject to the provisions of the federal securities statutes, rules and regulations, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith. In case of any conflict of law, the Investment Company Act of 1940 shall control.

20. This agreement supercedes any and all prior fund participation agreements made by and between the parties.


NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Joseph Rath
       --------------------------------------
Title:  Vice President
       --------------------------------------


ONE GROUP(R) INVESTMENT TRUST

By:     /s/ James F. Laird, Jr.
       --------------------------------------
Title:  President and Treasurer
       --------------------------------------


NATIONWIDE ADVISORY SERVICES, INC.

By:     /s/ Christopher A. Cray
       --------------------------------------
Title:  Treasurer
       --------------------------------------



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                                   APPENDIX A

FUNDS OF THE TRUST

One Group Investment Trust Government Bond Portfolio
One Group Investment Trust Balanced Portfolio
One Group Investment Trust Mid Cap Growth Portfolio
One Group Investment Trust Large Cap Growth Portfolio
One Group Investment Trust Equity Index Portfolio
One Group Investment Trust Bond Portfolio
One Group Investment Trust Diversified Equity Portfolio
One Group Investment Trust Diversified Mid Cap Portfolio
One Group Investment Trust Mid Cap Value Portfolio


NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY

By:     /s/ Joseph Rath
       --------------------------------------
Title:  Vice President
       --------------------------------------


ONE GROUP(R) INVESTMENT TRUST

By:     /s/ James F. Laird, Jr.
       --------------------------------------
Title:  President and Treasurer
       --------------------------------------


NATIONWIDE ADVISORY SERVICES, INC.

By:     /s/ Christopher A. Cray
       --------------------------------------
Title:  Treasurer
       --------------------------------------



Dated: February 17, 1999


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